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                                                                   Exhibit 10.18



                           BENTON OIL AND GAS COMPANY

                              SEPARATION AGREEMENT

                                      WITH

                                   A.E. BENTON

         This Agreement is entered into as of January 4, 2000, by and between BENTON OIL AND GAS COMPANY, a Delaware corporation ("Company") and A.E. BENTON, an individual residing in California ("Benton").

         WHEREAS, on or about June 1, 1998, the Company, as employer, and Benton, as employee, entered into a written employment agreement (the "Employment Agreement");

         WHEREAS, on or about August 31, 1999, Benton resigned his officer positions with the Company; and

         WHEREAS, since September 1, 1999, Benton has served as chairman of a standing committee of the Board of Directors of the Company known as the "Russian Projects Committee"; and

         WHEREAS, Benton and the Company have agreed to terminate the Employment Agreement on the terms and conditions set forth in this Agreement.


         Now therefore, in consideration of the foregoing and the mutual covenants, representations, agreements and promises set forth herein, and intending to be legally bound, the parties agree as follows:

         1. Termination of Employment Agreement. Subject to the terms of this Agreement and subject to the execution and delivery by the Company and Benton of the Consulting Agreement (as defined below), the Employment Agreement is hereby terminated.

         2. Resignation. Benton hereby resigns each and every position which he currently holds with the Company and all of its subsidiaries and affiliates, except that Benton shall not resign from the Board of Directors of the Company nor shall Benton resign from the positions he currently holds with Geoilbent, Ltd. and Arctic Gas, Ltd. The Company shall enter into a Consulting Agreement with Benton in the form attached hereto as Exhibit B. Benton shall execute any and all forms or notifications reasonably necessary to implement such resignations. Benton acknowledges that the Company, through its Board of Directors, has advised him that it will not nominate Benton for election to the Board of Directors at the 2000 annual meeting of the Company.

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         3. Russian Projects Committee. For so long as Benton is a Director of the Company, it shall establish a standing committee of the Board of Directors of the Company known as the "Russian Projects Committee." Benton shall be the Chairman of that committee and the members of the committee shall be Dr. Richard
W. Fetzner, Dr. Garrett A. Garrettson, and Benton. The committee shall be under the direction of the Board of Directors and shall be responsible for the oversight of all of the Company's Russian operations.

         4. Stock Options. The Company has granted certain stock options to Benton as set forth on Exhibit A attached hereto (collectively, the "Stock Options"). To the extent that the Stock Options have not vested, they will continue to vest for so long as Benton is providing consulting services under the Consulting Agreement, and for a period of twelve (12) months thereafter. The Stock Options, to the extent that they vest, shall be exercisable by Benton at any time or from time to time for a period of ten (10) years from the grant of each respective Option. The Compensation Committee of the Company shall execute minutes reflecting such agreement. Notwithstanding any other term or provision of this Agreement, Benton acknowledges that he has previously pledged to the Company all of the Stock Options, including all as yet unvested options, as collateral security for his outstanding indebtedness to the Company. Benton agrees that he will execute such documents and instruments as the Company requests to reaffirm and ratify such pledge.

         5. Consulting Agreement. Simultaneously with their execution and delivery of this Agreement, the Company and Benton shall enter into a consulting agreement in the form attached hereto as Exhibit B (the "Consulting Agreement").

         6. Intention to Continue to Pursue Russian Projects. The Company expresses its present intention to pursue its current Russian projects; provided, however, that the Company makes no representations to Benton about its future plans. In particular, the Company may decide, in its sole discretion, to dispose of, assign, transfer, abandon or otherwise modify or terminate its plans for its Russian projects.

         7. No Disparagement. Benton and the Company agree that neither party will issue or make any disparaging remarks about the other party in any trade publication or other news media.

         8. Successors and Assigns; Binding Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. Benton acknowledges that this Agreement is personal to him and may not be assigned by him.

         9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to conflict of law rules thereof.

         10. Waiver. The waiver by either party hereto of any right hereunder of any failure to perform or breach by the other party hereto shall not be deemed a waiver or any other right hereunder or of any other failure or breach by the other party hereto, whether of the same or a similar nature or otherwise. No waiver shall be deemed to have occurred unless set forth in writing executed by or on behalf of the waiving party. No such written waiver shall be deemed a




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continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

         11. Notices. All notices or communications that are required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when delivered personally or sent overnight carrier service to the parties at the following addresses:

              The Company:     Benton Oil and Gas Company
                               6267 Carpinteria Avenue
                               Suite 200
                               Carpinteria, California  93013

              Benton:          285 Toro Canyon Road
                               Carpinteria, California  93013

or to such other address as may be specified in a written notice delivered personally or sent by overnight courier given by one party to the other party hereunder.

         12. Severability. If for any reason any term or provision of this Agreement is held to be invalid or unenforceable, all other valid terms and provisions hereof shall remain in full force and effect, and all of the terms and provisions of this Agreement shall be deemed to be severable in nature. If for any reason any term or provision containing a restriction set forth herein is held to cover an area or to be for a length of time which is unreasonable, or in any other way is construed to be too broad or to any extent invalid, such term or provision shall not be determined to be null, void and of no effect, but to the extent the same is or would be valid or enforceable under applicable law, any court of competent jurisdiction shall construe and interpret or reform this Agreement to provide for a restriction having the maximum enforceable area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under applicable law.

         13. Integration Clause. This Agreement (including the Exhibits attached to this Agreement) constitutes the entire agreement between the parties to this Agreement with respect to the subject matter of this Agreement, and there are no other terms, obligations, covenants, representations, statements or conditions except as set forth in this Agreement. No change or amendment to this Agreement will be effective unless it is contained in a writing denominated as an "Amendment to Separation Agreement" and is signed by both of the parties to this Agreement. Failure to insist upon strict compliance with any term or provision of this Agreement will not be deemed to be a waiver of any rights under a subsequent act or failure to act. The parties to this Agreement acknowledge and agree that in the event of any subsequent litigation, arbitration proceeding, controversy or dispute concerning this Agreement, neither of the parties to this Agreement will be permitted to offer or introduce into evidence any oral testimony concerning any oral promises or oral agreements between them that relate to the subject matter of this Agreement that are not included or referred to in this Agreement and that are not evidenced by a writing entitled "Amendment to Separation Agreement" which is signed by both of the parties to this Agreement.



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         14. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original for all purposes but which, together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties execute this Agreement effective on the date set forth above.


BENTON OIL AND GAS COMPANY


By: /s/ Michael B. Wray                                Date: February 18, 2000
   ---------------------------------------------             -----------------
    Michael B. Wray
    Office of the Chief Executive


By: /s/ Bruce M. McIntyre                              Date: February 17, 2000
   ---------------------------------------------             -----------------
    Bruce M. McIntyre
    Office of the Chief Executive


    /s/ A.E. Benton                                    Date: February 17, 2000
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A.E. BENTON



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